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Exhibit (4)   Instruments Defining the Rights of Security Holders


                                                          As Amended on
                                                          July 21, 1995

                                        BYLAWS

                                          OF

                                 COMERICA INCORPORATED



                                       ARTICLE I

                                        OFFICES

       SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

       SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II

                                       MEETINGS

       SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

       SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders shall be held on the third Friday of May, if not a legal holiday, and if a legal holiday then the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At said meeting, shareholders shall elect by a plurality vote the Directors to be elected at such meeting, and shall transact such other business as may properly be brought before the meeting.

       SECTION 3. NOTICE OF MEETING OF SHAREHOLDERS. Written notice of every meeting of shareholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

       SECTION 4. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in
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the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

       SECTION 5. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors or, during the absence or disability of the Chairman or while that office is vacant, by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning, in the aggregate, at least seventy-five percent (75%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting.

       SECTION 6. QUORUM OF SHAREHOLDERS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

       SECTION 7. REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by statute or by the Certificate of Incorporation.

       SECTION 8. VOTING. Unless otherwise provided in the Certificate of Incorporation or in a certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware, as amended, each shareholder shall at every meeting of the shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three
(3) years from its date, unless the proxy provides for a longer period.

       SECTION 9. NATURE OF BUSINESS. At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Section 9.
No business may be transacted at any meeting of shareholders, other than business that is either:

               (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof);

               (b) otherwise properly brought before such meeting of
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shareholders by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

               (c) in the case of an annual meeting of shareholders, otherwise properly brought before such meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to vote at such annual meeting of shareholders; and (ii) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary of the Corporation must set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders: (i) a brief description of the business desired to be brought before the annual meeting of shareholders and the reasons for conducting such business at the annual meeting of shareholders; (ii) the name and record address of such shareholder; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred); (iv) as of the date of such notice, a description of all arrangements or understandings between such shareholder an any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; (v) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder if such shareholder were engaged in such a solicitation; and
(vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting of shareholders in accordance with the procedures set forth in this Section 9, provided however, that once business has been properly brought before the annual meeting of shareholders in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting of shareholders determines that business was not properly brought before the annual meeting of shareholders in accordance with the foregoing
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procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting as originally notified.

                                      ARTICLE III

                                       DIRECTORS

       SECTION 1. POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

       SECTION 2. LOCATION OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       SECTION 3. ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected Board of Directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the Directors of such new Board. No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

       SECTION 4. REGULAR MEETINGS OF BOARD. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

       SECTION 5. SPECIAL MEETINGS OF BOARD. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, during the absence or disability of the Chairman or while that office is vacant by the President on one (1) day's notice to each director; and special meetings shall be called by the President or Secretary on like notice on the written request of five or more Directors.

       SECTION 6. QUORUM AND REQUIRED VOTE. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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       SECTION 7.       CONSENT OF DIRECTORS IN LIEU OF MEETING.  Unless
otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

       SECTION 8.       COMMITTEES OF DIRECTORS.

               (a) General Authority. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member of any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution of the Board of Directors or the Certificate of Incorporation expressly so provide, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               (b) Directors' Committee. The Board of Directors may establish a Directors' Committee of the Board of Directors. The Directors' Committee may: (i) nominate candidates for election as Directors of the Corporation at any meeting of shareholders called for election of Directors (an "Election Meeting"); (ii) nominate candidates to fill any vacancies on the Board of Directors which may exist from time to time; and (iii) have such other powers and authority as the Board of Directors may delegate to it from time to time.

               (c) MNC Indemnification Committee. Until June 18, 1998, there shall be an MNC Indemnification Committee consisting of all of the directors of Manufacturers National Corporation ("MNC"). The MNC Indemnification Committee shall make all determinations necessary with respect to the Corporation's indemnification obligations pursuant to
Section 5.13 of the Agreement and Plan of Merger, dated as of October 27, 1991, between the Corporation and MNC (the "Merger Agreement").

               (d) Comerica Indemnification Committee. Until June 18, 1998, there shall be a Comerica Indemnification Committee consisting of all of the directors of the Corporation immediately prior to June 18, 1992. The Comerica Indemnification Committee shall make all determinations necessary with respect to the Corporation's indemnification obligations pursuant to the Corporation's Bylaws prior to June 18, 1992.

       SECTION 9.       COMMITTEE MINUTES.  Each Committee shall keep regular
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minutes of its meetings and report the same to the Board of Directors when required.

       SECTION 10. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending
Committee meetings.

       SECTION 11. PARTICIPATION IN MEETING BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any Committee designated by the Board of Directors may participate in a meeting of the Board of Directors or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

       SECTION 12. NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, shall be made:

               (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof, including the Directors' Committee); or


               (b) by any shareholder of the Corporation: (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of shareholders entitled to vote at such meeting; and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth
(l0th) day following the day on which notice of the date of the special meeting of shareholders was mailed or public disclosure of the date of the
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special meeting of shareholders was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary of the Corporation must set forth:

                (a) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

               (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by the written consent to such nomination of each person proposed as a nominee and such person's written consent to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 12. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                      ARTICLE IV

                                        NOTICES

       SECTION 1. NOTICE. Whenever any notice is required to be given to any director or shareholder under any provision of statute or of the Certificate of Incorporation or of these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given orally in person or by telegram, telex, radiogram or cablegram, and such notice shall be deemed to be given when the recipient receives the notice personally, by telephone or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice.

       SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of statute or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a Committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                       ARTICLE V

                                       OFFICERS

       SECTION 1. SELECTION. The Board of Directors may appoint such officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The officers so appointed may include a Chairman of the Board, President, one or more Vice Chairmen, one or more Vice Presidents (including Executive, Senior, First, regular and Assistant Vice Presidents), a Secretary and a Treasurer, and one or more lesser officers as may be deemed appropriate. The Chief Executive Officer may also appoint officers of the level of Senior Vice President and below as he shall deem necessary, at any time, which officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or the Chief Executive Officer. Any number of offices may be held by the same person, unless the Certificate of Incorporation otherwise provides.

       SECTION 2. COMPENSATION. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

       SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Additionally, any officer of the level of regular Vice President or below may also be removed at any time by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy occurring in any office of the Corporation of the level of regular Vice President or below may also be filled by the Chief Executive Officer.

       SECTION 4.       CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER.


               (a) Chief Executive Officer. At the first meeting of each newly-elected Board of Directors, the Board shall designate the Chairman of the Board or President as the chief executive officer of the Corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any regular or special meeting of the Board of Directors. The chief executive officer shall be responsible to the Board of Directors for the general supervision and management of the business and affairs of the Corporation. The

Chairman of the Board or President who is not the chief executive officer shall be subject to the authority of the chief executive officer, but shall exercise all of the powers and discharge all of the duties of the chief executive officer, during the absence or disability of the chief executive officer.

               (b) Chief Operating Officer. At any meeting of the Board of Directors, the Board may designate a chief operating officer of the Corporation. The chief operating officer shall perform such duties as may be delegated to him or her by the Board of Directors, the Executive
Committee of the Board or the Chairman of the Board.

       SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be selected by, and from among the membership of, the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall perform such other duties and functions as shall be assigned to him from time to time by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Select Compensation Committee and the Audit and Legal Committee. Except where by law the signature of the President of this Corporation is required, the Chairman of the Board of Directors shall possess the same power and authority as the President to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever, in the name of and on behalf of this Corporation, which may be authorized by the Board of Directors.
During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

       SECTION 6. PRESIDENT. The President shall be selected by, and from among the membership of, the Board of Directors. During the absence or disability of the Chairman of the Board of Directors, or while such office is vacant, the President shall perform all duties and functions, and while so acting shall have all of the powers and authority, of the Chairman of the Board of Directors. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors. The President shall be, ex officio, a member of all standing committees except the Select Compensation Committee and the Audit and Legal Committee.

       SECTION 7. VICE CHAIRMEN. One or more Vice Chairmen may be chosen from the membership of the Board. Unless the Board of Directors shall otherwise provide by resolution duly adopted by it, such of the Vice
Chairmen who are members of the Board of Directors in the order specified by the Board of Directors shall perform the duties and exercise the powers of the President during the absence or disability of the President. The
Vice Chairmen shall perform such other duties as may be delegated to them by the Board of Directors, any executive committee, or the President.

       SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required.
The Secretary shall give, or cause to be given, all notices required by statute, Bylaw or resolution, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary and Assistant Secretaries shall have authority to affix the same to any instrument when its use is required or appropriate.

       SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretary or Assistant Secretaries shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       SECTION 10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall deliver to the Corporation, and shall keep in force, a bond, in such form, amount, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

       SECTION 11. ASSISTANT TREASURERS. The Assistant Treasurer or Assistant Treasurers shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       SECTION 12.      INDEMNIFICATION AND INSURANCE.

               (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of the Corporation may be indemnified to the same extent as hereinabove provided. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any person who is or was an agent of the Corporation may be indemnified to the same extent as hereinabove provided.
In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided.

               (c) To the extent that a director, officer, spouse of the director or officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, spouse of the director or officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections
(a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel chosen by the entire Board of Directors, subject to the reasonable satisfaction of the party seeking indemnification, in a written opinion, or (3) by the shareholders.

               (e) Expenses (including attorney's fees) incurred by an officer, director, or spouse of an officer or director, in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or spouse to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

               (h)      For the purposes of this Section, references to "the

Corporation" include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, spouses of directors or officers, and employees or agents, so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.

       SECTION 13. OFFICERS APPOINTED PURSUANT TO MERGER AGREEMENT. During the period in which the Employment Agreement, dated as of February 20, 1992, between the Corporation and Mr. Gerald V. MacDonald, and the Employment Agreement, entered into as of February 20, 1992, between the Corporation and Mr. Eugene A. Miller (the "Employment Agreements") are in effect, any modification, amendment or failure to honor the terms of either of such Employment Agreements shall require the affirmative vote of 75% of the members of the entire Board of Directors.

                                      ARTICLE VI

                                  STOCK AND TRANSFERS

       SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate the Board of Directors may, in its discretion and as a condition present to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against it with respect to the certificate alleged to have been lost, stolen or destroyed.

       SECTION 3. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       SECTION 4. FIXING RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       SECTION 5. REGISTERED SHAREHOLDERS. The Corporation shall have the right to treat the person registered on its books as the owner of shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                      ARTICLE VII

                                  GENERAL PROVISIONS

       SECTION 1. DIVIDENDS. The Board of Directors, subject to any restrictions contained in its Certificate of Incorporation, may declare and pay any dividends upon the shares of its capital stock either (1) out of surplus as defined in and computed in accordance with the provisions of the governing statute, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the statute and of the Certificate of Incorporation.

       SECTION 2. RESERVES. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve, and the Board shall have the power and authority to abolish any reserve created by the Board.

       SECTION 3. VOTING SECURITIES. Unless otherwise directed by the Board, the Chairman of the Board or President, or, in the case of their absence or inability to act, the Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote at any meetings of security holders of Corporations in which the Corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like power upon any other person or persons.

       SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the Corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.

       SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instruments has been authorized without specification of the executing officers, the Chairman of the Board, President or any Vice President, and the Secretary or Assistant Secretary, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this Corporation.

       SECTION 6. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

       SECTION 7. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware".
The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       SECTION 8. MICHIGAN CONTROL SHARE STATUTE. Pursuant to Section 794 of the Michigan Business Corporation Act ("MBCA"), Chapter 7B of the MBCA shall not apply to the Corporation or control share acquisitions (as such term is defined in Section 791 of the MBCA) of the shares of the Corporation's capital stock.

                                     ARTICLE VIII

                                      AMENDMENTS

       SECTION 1. AMENDMENT BY REGULAR VOTE. These bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

       SECTION 2. AMENDMENT BY 75% VOTE. The affirmative vote of 75% of the total Board of Directors is required to alter, amend, repeal, add to or otherwise change the effects of Article III, Sections 8(b), (c) or (d);
Article V, Section 13; or this Article VIII, Section 2 of the
Corporation's Bylaws.